Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                  Public Service Enterprise Group Incorporated
             (Exact name of Registrant as specified in its charter)

       New Jersey                                        22-2625848
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                  80 Park Plaza
                                  P.O. Box 1171
                              Newark, NJ 07101-1171
                        (Address, including zip code, of
                    Registrant's principal executive offices)

                  Public Service Enterprise Group Incorporated
                          2004 Long-Term Incentive Plan
                              (Full title of plan)

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    Thomas M. O'Flynn                  or                 James T. Foran, Esq.
 Executive Vice President                              Associate General Counsel
and Chief Financial Officer

                                  80 Park Plaza
                                  P.O. Box 1171
                              Newark, NJ 07101-1171
                                 (973) 430-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE
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Title             Amount           Proposed         Proposed        Amount of
Of Each           to be            Maximum          Maximum         Registration
Class of          Registered       Offering         Aggregate       Fee
Securities                         Price            Offering
to be                              Per Unit(1)      Price(1)
Registered
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Common Stock
Without
Par value         15,000,000       $40.90           $613,500,000    $77,730.45
                  Shares


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(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of determining the registration fee based on the average of the high and low prices on October 29, 2004 for Common Stock without par value of Public Service Enterprise Group Incorporated, as reported in the consolidated reporting system.

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                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

*Item 1. Plan Information

*Item 2. Registrant Information and Employee Plan Annual Information.

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* The information required by Part I of Form S-8 to be contained in the Section
10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 and the note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents have been filed by Registrant with the Securities and Exchange Commission, and are already incorporated by reference in this registration statement:

      (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 2003;

      (b) Registrant's Quarterly Reports on Form 10-Q for the Quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

      (c) Registrant's Current Reports on Form 8-K, dated February 2, 2004, April 30, 2004, July 30, 2004 and October 22, 2004; and

      (d) Registrant's Current Report on Form 8-K, dated January 17, 1990, containing a description of Registrant's Common Stock without par value.

All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this registration statement to the extent that a statement herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      James T. Foran, Esq., Associate General Counsel of Public Service Enterprise Group Incorporated (PSEG), has given his opinion, which is included as Exhibit 5 to this registration statement, as to whether the original issuance securities (i.e., shares of Common Stock of Registrant covered by this registration statement) will be legally issued, fully paid and non-assessable. Mr. Foran is an officer of Registrant and is eligible to participate in the Public Service Enterprise Group Incorporated 2004 Long-Term Incentive Plan (the "LTIP").

Item 6. Indemnification of Directors and Officers.

      Under Section 14A:3-5 of the New Jersey Business Corporation Act, the
Registrant:

      (1) has the power to indemnify each of its directors and officers (as well as its employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his

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            being or having been such director or officer other than a proceeding by or in the right of the Registrant, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful:

      (2) has power to indemnify each of its directors and officers against expenses in connection with any proceeding by or in the right of the Registrant to procure a judgment in its favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant; however, in such proceeding no indemnification be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court determines that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper;

      (3) must indemnify each of its directors and officers against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

      (4) has power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not the Registrant would have the power to indemnify him against such expenses and liabilities under the statute.

      As used in the statute, "expenses" means reasonable costs, disbursements and counsel fees, "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

      Indemnification be awarded by a court under (1) or (2) as well as under
      (3) above, notwithstanding a prior determination by the Registrant that the director or officer has not met the applicable standard of conduct.

      Indemnification under the statute does not exclude any other rights to which a director or officer be entitled under a certificate of incorporation, by-law, or otherwise.

      Article 8, Section 1 of the Registrant's Certificate of Amendment of Certificate of Incorporation provides as follows:

            1.    Indemnification:

                  The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right or indemnification shall inure to the benefit of the legal representative of any such person.

      Article 8, Section 2 of the Registrant's Certificate of Amendment of Certificate of Incorporation provides as follows:

            2.    Limitation of Liability:

                  To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

                  The Registrant's directors and officers are insured under the policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and the Registrant is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by the Registrant.

Item 7. Exemption from Registrant Claimed.

      Not applicable.

Item 8. Exhibits.

      See Exhibit Index.

Item 9. Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or
            Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark and State of New Jersey on the 29th day of October 2004.

                                    Public Service Enterprise Group Incorporated

                                    By:          /s/ Thomas M. O'Flynn
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                                                    Thomas M. O'Flynn
                                                Executive Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

    Signature                         Capacity                       Date
    ---------                         --------                       -----

/s/ Thomas M. O'Flynn         Principal Financial Officer       October 29, 2004
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  Thomas M. O'Flynn

Pursuant to the requirements of the Securities Act of 1933, this registration statement has also been signed by Thomas M. O'Flynn, Attorney-in-Fact, on behalf of the following persons in the capacities indicated on October 29, 2004.

                 Name                      Capacity
                 ----                      --------
           E. James Ferland                Principal Executive Officer
           Patricia A. Rado                Principal Accounting Officer and
                                             Director
           Caroline Dorsa                  Director
           Ernest H. Drew                  Director
           Albert R. Gamper, Jr.           Director
           Conrad K. Harper                Director
           William V. Hickey               Director
           Shirley Ann Jackson             Director
           Thomas A. Renyi                 Director
           Richard J. Swift                Director


                                    By:          /s/ Thomas M. O'Flynn
                                        ----------------------------------------
                                                    Thomas M. O'Flynn
                                                    Attorney-In-Fact
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                                  EXHIBIT INDEX

EXHIBIT NO.                   DESCRIPTION

4a Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 3a in registration statement of Public Service Enterprise Group Incorporated, No. 33-2935, filed January 28, 1986).

4b Registrant's By- Laws (incorporated by reference to Exhibit 4.3 in the registration statement of Public Service Enterprise Group Incorporated, No. 333-86372, filed April 16, 2002).

4c Certificate of Amendment of Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 3(c) in the Annual Report on Form 10-K for the year ended December 31, 1987 of Public Service Enterprise Group Incorporated filed April 11, 1988, File No. 001-9120).

4d The 2004 Long-Term Incentive Plan (incorporated by reference to Exhibit 3(c) in the Annual Report on Form 10-K for the year ended December 31, 2003 of Public Service Enterprise Group Incorporated filed February 25, 2004, File No. 001-9120).

5                             Opinion and Consent of James T. Foran, Esq.

15                            Not Applicable.

23.1                          Consent of Independent Registered Public
                              Accounting Firm.

23.2                          Consent of James T. Foran, Esq.
                              (included as part of Exhibit 5).

24                            Power of Attorney.